THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Amendment”) is made and entered into as of
___January 17_____, 2024, by and between HUDSON METRO CENTER, LLC, a Delaware limited liability company (“Landlord”), and MIRUM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Office Lease dated January 22, 2019 (as confirmed by that certain Confirmation Letter dated August 21, 2019), that certain First Amendment dated June 1, 2019 and that certain Second Amendment dated November 22, 2019 (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 11,154 rentable square feet (the “Premises”) at the building commonly known as Metro Center Tower located at 950 Tower Lane, Foster City, California (the “Building”); and described as Suite 1025 consisting of approximately 5,555 rentable square feet on the 10th floor of the Building and Suite 1050 consisting of approximately 5,599 rentable square feet on the 10th floor of the Building.

B. The Lease will expire by its terms on March 31, 2025 (the “Extended Expiration Date”). The parties wish to accelerate the expiration date of the Lease on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
Acceleration of Expiration Date.

1.1. Accelerated Expiration Date. Subject to the provisions hereof, the term of the Lease shall expire five days (5) days after the Commencement Date (as defined in the New Lease)of the New Lease (as defined in Section 6.1 below) (the “Accelerated Expiration Date”) with the same force and effect as if such term were, by the provisions of the Lease, fixed to expire on the Accelerated Expiration Date (the “Acceleration”). Without limiting the foregoing:

A.
Subject to Section 1.1.C below, Tenant shall surrender the Premises to Landlord in accordance with the terms of the Lease on or before the Accelerated Expiration Date.

B.
Tenant shall remain liable for all Rent and other amounts payable under the Lease for the period up to and including the Accelerated Expiration Date, even though billings for such amounts may occur after the Accelerated Expiration Date; provided, however, for the period beginning on the Commencement Date (as defined in Section 1.3.2 of the New Lease) of the New Lease and ending five (5) days thereafter, Base Rent shall be abated.

C.
Tenant’s restoration obligations shall be as set forth in the Lease; provided, however, that Landlord acknowledges and agrees that, for purposes of Sections 8 and 15 of the Lease, all Leasehold Improvements, Alterations and Tenant-Requested Improvements existing in the Premises as of the date hereof are Building-standard and, as a result thereof, Tenant shall have no obligation at the expiration of the Lease to remove (nor pay for the removal of) the same or repair (nor pay for the repair of) any damage resulting from such removal.

D.
If Tenant fails to surrender any portion of the Premises on or before the Accelerated Expiration Date, Tenant’s tenancy shall be subject to Section 16 of the Lease.

E.
Any other rights or obligations of Landlord or Tenant under the Lease that, in the absence of the Acceleration, would have survived the Existing Expiration Date shall survive the Accelerated Expiration Date.

1.2. [Intentionally Omitted].

1.3. Limitations on Tenant’s Rights. Notwithstanding any contrary provision of the Lease, any unexercised right or option of Tenant to renew or extend the term of the Lease or to expand the Premises (whether in the form of an expansion option, right of first offer or refusal, or any other similar right), and any outstanding tenant improvement allowance or other allowance not claimed and properly used by Tenant in accordance with the Lease as of such date, shall be deemed terminated and no longer available or of any further force or effect.

2. Representations. Tenant represents and warrants that, as of the date hereof and the Accelerated Expiration Date: (a) Tenant is the rightful owner of all of the Tenant’s interest in the Lease; (b) Tenant has not made any disposition, assignment, sublease, or conveyance of the Lease or Tenant’s interest therein; (c) Tenant has no knowledge of any fact or circumstance which would give rise to any claim, demand, obligation, liability, action or cause of action arising out of or in connection with Tenant’s occupancy of the Premises; (d) no other person or entity has an interest in the Lease, collateral or otherwise; and (e) there are no outstanding contracts for the supply of labor or material and no work has been done or is being done in, to or about the Premises which has not been fully paid for and for which appropriate waivers of mechanic’s liens have not been obtained. Landlord represents and warrants that, as of the date hereof, Landlord is the rightful owner of all of the Landlord’s interest in the Lease.

3. [Intentionally Omitted].

4. [Intentionally Omitted].

5. [Intentionally Omitted].

6. Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

6.1. Contingency. This Amendment is expressly contingent upon Landlord, as landlord, and Tenant, as tenant, entering into a new lease (the “New Lease”) for space described as Suite 300 consisting of approximately 36,318 rentable square feet located at 989 E. Hillsdale Boulevard, Foster City, California. If this Amendment has not been executed and delivered by Landlord and Tenant (in each parties’ sole and absolute discretion) on or before February 29, 2024, then this Amendment shall be null and void and of no force or effect and the Lease shall continue in full force and effect.

7. Miscellaneous.

7.1. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

7.2. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect (including, without limitation, Sections 1.8 and 21 of the Lease (governing the amount, application and return of the Security Deposit), Section 25.6 of the Lease (entitled, Attorneys’ Fees), Section 25.8 of the Lease (entitled, Governing Law; WAIVER OF TRIAL BY JURY) and Section 25.10 (entitled, Interpretation)).

7.3. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

7.4. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

7.5. Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto which are delivered by facsimile, PDF or DocuSign (or the like) as constituting a duly authorized, irrevocable, actual, current delivery hereof with original ink signatures of each person and entity. This Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.

7.6. Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

HUDSON METRO CENTER, LLC, a Delaware limited liability company

By: Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

By: Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By: _/s/ Mark Lammas_________________

Name: _Mark Lammas___________________

Title: _President_______________________

TENANT:
MIRUM PHARMACEUTICALS, INC., a Delaware corporation By: _/s/ Chris Peetz_________________________ Name: _Chris Peetz___________________________ Title: _President & CEO______________________

By: _/s/ Eric Bjerkholt______________________ Name: _Eric Bjerkholt_________________________ Title: _CFO_________________________________